Exhibit 10.2

June 9, 2026
Naveen Chopra
[___]
Re: Amendment to Offer Letter

Dear Naveen:

Reference is made to your Roblox Corporation (the “Company”) employment offer letter, agreed to and accepted on June 4, 2025 (the “Offer Letter”). By signing this amendment (the “Amendment”), you agree that for all purposes of the Offer Letter, (i) “Relocation Requirement” shall mean that you will relocate your principal place of employment to the Company’s headquarters in San Mateo, California by no later than August 31, 2027, and (ii) your principal place of business shall continue to be [___] until August 31, 2027. In addition, covered relocation expenses will be reimbursable by the Company so long as such relocation expenses are incurred by you prior to August 31, 2029.

In addition, the Company hereby agrees that it will continue to reimburse you for temporary housing in California up to $15,000 per month through August 31, 2027, which sum shall be grossed up if necessary to ensure that it is tax neutral to you.

Except as set forth in this Amendment, the terms of the Offer Letter shall remain in full force and effect.

                        Roblox Corporation

                        By: /s/ David Baszucki
                        Name: David Baszucki
                        Title: Founder, President and CEO

Agreed and accepted:

/s/ Naveen Chopra
Naveen Chopra

June 9, 2026
Date